Exhibit 10.25

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

AMENDMENT TO MANUFACTURING & SUPPLY

AGREEMENT

This Agreement is made the 4th day of March 2011 (“Amendment Date”) and is an amendment to the Manufacturing and Supply Agreement originally effective as of 3 August 2007 as that agreement has been amended from time to time (“Original MSA”) entered into between Horizon Pharma AG (previously Nitec Pharma AG), a Swiss corporation having a place of business at Kägenstrasse 17, CH-4153 Reinach, Switzerland (hereinafter referred to as “Horizon”) and Jagotec AG, a Swiss corporation now having a place of business at Eptingerstrasse 61, CH-4132 Muttenz, Switzerland (hereinafter referred to as “Jagotec”; Horizon and Jagotec hereinafter sometimes referred to as “Party” or “Parties”).

Now, therefore, for and in consideration of the premises, mutual covenants and agreements contained herein and intending to be legally bound hereby the Parties hereby agree as follows:

1.	For purposes of this Amendment Agreement, the terms defined in Article 1 of the Original MSA have the same meanings when used in this Amendment Agreement unless specifically indicated otherwise. All references in the Original MSA to “Nitec” shall be deemed to be references to “Horizon”.

2.	Clause 1.28 of the Original MSA which reads:

““Quality Agreement” shall mean the agreement dated as of the Effective Date on cGMP which agreement shall be attached hereto as Annex 5.”

shall be deleted and replaced with the following:

““Quality Agreement” shall mean the agreement between the Parties dated 4th March 2011 on cGMP which shall become effective on the Amendment Date.”

3.	Clause 3.1 of the Original MSA which reads:

Shall be deleted and replaced with the following:

Europe

“JAGOTEC shall manufacture the Product for marketing and sale by HORIZON in the Manufacturing Site in strict compliance with the Specifications and the approved Manufacturing Process and in accordance with the Quality Agreement. Furthermore, JAGOTEC shall only use such equipment and personnel which are appropriate or duly qualified for the manufacturing of Product in accordance with the provisions of this Agreement and the Quality Agreement.

Territory Outside Europe

It is acknowledged and agreed between the Parties that in the course of obtaining Regulatory Approval to market and sell the Product in certain parts of the Territory outside Europe it is possible that the Regulatory Authorities in such part of the Territory may require adjustments or amendments to the Specification and/or Manufacturing Process. In such an event the Parties will discuss in good faith what changes to the Specifications and Manufacturing Process may be required to meet such adjustments or amendments and whether they can be achieved practically and economically and what impact this would have on pricing. Unless and until such adjustments or amendments are agreed and come into force this Agreement (and for the avoidance of doubt the DLA) shall continue in full force and effect in accordance with its terms at the time.

Clause 6.1. The fourth sentence of this clause in the Original MSA which reads:

“Jagotec shall provide to Nitec, at the beginning of each quarter for the following eight quarters with a capacity plan for the Product (“Capacity Plan”).”

shall be amended by deleting such sentence and replacing it with the following:

“Jagotec shall provide to Horizon at the end of each quarter in respect of the eight quarters immediately following such quarter, a capacity plan for the Product (“Capacity Plan”).”

4.	Clause 6.2. The following wording at the beginning of this clause in the Original MSA which reads:

“NITEC shall issue for the first time on the date of signature hereof, and thereafter during the term of this Agreement at the beginning of each quarter in accordance with Section 6.3, a rolling forecast (“Forecast”) for the upcoming […***…]….”

shall be amended by deleting the above wording and replacing it with the following:

“Horizon shall issue, for the first time on the date of signature hereof, and thereafter during the term of this Agreement at the end of each quarter in accordance with this Clause 6.2, a rolling forecast (“Forecast”) for the immediately following […***…]…”.

5.	Clause 6.3. The first sentence of this clause in the Original MSA which reads:

“Any purchase order (to be sent out by NITEC on a monthly basis) shall be confirmed by JAGOTEC within 5 working days and shall be binding upon JAGOTEC, provided that the requested Delivery Day is not earlier than […***…] after the receipt of such purchase order and provided that such order shall correspond with the binding element of the Forecast for the month in question.”

shall be amended by deleting such wording and replacing it with the following:

“Any purchase order (to be sent out by Horizon on a monthly basis) shall be confirmed by Jagotec within five (5) working days and shall be binding upon Jagotec provided that the requested Delivery Day is not earlier than at total of […***…] plus […***…], after receipt of such purchase order and provided that such order shall correspond with the binding element of the Forecast for the month in question.”

6.	Clause 6.4 of the Original MSA shall be renumbered 6.4(a) and a new sub-clause 6.4(b) shall be added as follows:

b.	Horizon may from time to time propose to Jagotec “Manufacturing Dates” (which is defined as the day when the Active Ingredient comes into contact with the excipients) in connection with the Forecasts under 6.2 and associated purchase orders under 6.3. The Parties shall discuss in good faith whether it is practical and economical to meet such Manufacturing Dates and if the Parties reach agreement and confirm the same in writing by way of a revised confirmed purchase order Jagotec will use its commercially reasonable best efforts to meet the proposed Manufacturing Dates.

7.	Clause 7.2. Sub clause (a) of Clause 7.2 of the Original MSA which reads:

***Confidential Treatment Requested

“(a)	Adjustments to Manufacturing Costs shall be calculated on the basis of […***…] of the increase or decrease of the French Index of the Salaries of the Pharmaceutical Industry;”

shall be deleted and replaced with the following:

“(a)

Adjustments to the Manufacturing Costs shall be calculated on the basis of […***…] of the increase or decrease of the Ensemble Index as reported in the publication “Les Echos” (“Index”) over the Contract Year which includes the month of October when the adjustment takes place. If the Index fails or ceases to be published the Parties shall agree a replacement index which is as similar as possible to the Index or in the absence of the parties reaching agreement on the same within 10 Business Days of a request by either Party such index as may be specified (on reference by either Party) by the President of the Chamber de commerce et d’industrie, Lyon.

and in addition, the reference to “Annex 3” in the penultimate line of Section 7.2 shall be amended to “Annex 4”.

8.	Clause 15.3 of the Original MSA shall be amended by changing the reference in respect of Jagotec AG from Eptingerstrasse 51 to Eptingerstrasse 61 and deleting the reference to “Francesco Patalano” and inserting “General Counsel”.

9.	Clause 6.1 and Annex 9. For the avoidance of doubt, the Committee Members on the Parties at the Amendment Date are:

In respect of Jagotec: Jean-Marc Chevalier (Directeur de Site) and Werner Enz (Vice President Commercial)

And in respect of Horizon: Hans-Peter Zobel (VP Technical Operations & Development) and Joseph Whalen (VP, Business Development and Licensing).

10.	The current Annex 2 of the Original MSA shall be deleted and replaced with the new Annex 2 attached to this Amendment Agreement.

11.	The current Annex 4 of the Original MSA shall be replaced with the new Annex 4 attached to this Amendment Agreement.

12.	The current Annex 5 of the Original MSA which reads:

“A Quality Agreement will be signed at the latest after manufacturing of the first campaign of the Product.”

shall be deleted and replaced with:

***Confidential Treatment Requested

“A Quality Agreement will be agreed between the parties and have an effective date of March 4, 2011.”

In all other respects, the terms of the Original MSA shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement effective as of the “fourth day of March 2011”.

For an on behalf of JAGOTEC AG

/s/ Axel Müller		/s/ Susan Ferguson
by:	Axel Müller	by:	Susan Ferguson
	CEO		Director

For an on behalf of HORIZON PHARMA AG

/s/ Robert W. Metz 3/4/11		/s/ Hans-Peter Zobel 08.03.2011
by:	Robert W. Metz	by:	Hans-Peter Zobel
	Managing Director		Managing Director

Annex 2

SPECIFICATIONS

(Final drug product release specifications)

[…***…]

(Acceptance Criteria for Hardness and Drug Release are defined below)

***Confidential Treatment Requested

Acceptance Table for HARDNESS

Test level	No. of units	Acceptance Criteria

T1	[…***…]	[…***…]

T2	[…***…]	[…***…]

T3	[…***…]	[…***…]

Acceptance Table for DRUG RELEASE

Stage	No. of units	Acceptance Criteria

S1	[…***…]	[…***…]

S2	[…***…]	[…***…] […***…]

S3	[…***…]	[…***…] […***…]

***Confidential Treatment Requested

Annex 4

PRICES

The following prices relate to the Packaged Product delivered Ex Works by Jagotec:

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]	[…***…]

[…***…]

[…***…]

Payment shall be made in Euros by bank transfer within […***…] of the invoice date, unless otherwise agreed between the Parties. Bank transfer shall be made to such account as Jagotec shall notify to Horizon.

***Confidential Treatment Requested